EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Directors of Alcoa Inc. (the “Company”) hereby constitutes and appoints CHARLES D. MCLANE, JR., JOSEPH R. LUCOT, CYNTHIA E. HOLLOWAY and DONNA C. DABNEY, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with a Registration Statement or Registration Statements on such form as may be appropriate to be filed with the Commission covering the registration of debt securities of the Company to be issued in the exchange offer for previously issued securities of the Company described therein, or covering the resale of such debt securities, as applicable, in an aggregate principal amount not to exceed $1,500,000,000, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any such Registration Statement and all pre-effective amendments, post-effective amendments and supplements to any such Registration Statement, and to any instruments or documents filed as part of or in connection with any such Registration Statement or any such amendments or supplements thereto, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 19th day of January, 2007.

/s/ Kathryn S. Fuller Kathryn S. Fuller	/s/ Henry B. Schacht Henry B. Schacht

/s/ Carlos Ghosn Carlos Ghosn	/s/ Franklin A. Thomas Franklin A. Thomas

/s/ Joseph T. Gorman Joseph T. Gorman	/s/ Ernesto Zedillo Ernesto Zedillo

/s/ Judith M. Gueron Judith M. Gueron

/s/ Klaus Kleinfeld Klaus Kleinfeld

/s/ James W. Owens James W. Owens